EXHIBIT 10.6



               FORM OF FINANCIAL ADVISORY AND CONSULTING AGREEMENT

This FINANCIAL ADVISORY AND CONSULTING AGREEMENT (the "Agreement") is entered into as of the ___ day of ____________, 1997, by and between GAY ENTERTAINMENT TELEVISION, INC., with its principal offices located at ___________________, New York, New York (the "Company") and THE AGEAN GROUP, INC., with its principal offices located at One South Ocean Drive, Suite 300, Boca Raton, Florida 33432 ("Agean").

         WHEREAS, Company is a New York corporation which conducts business and related services at its principal office location, and

         WHEREAS, Agean is a Florida corporation which is in the business of providing, among other things, general management, financial advisory and business consulting services, and

         WHEREAS, Company wishes to engage Agean to perform certain management, financial advisory and business consulting services and Agean wishes to perform such services.

         NOW, THEREFORE, in consideration of the mutual promises and covenants provided for herein, the parties hereto agree as follows:

1.       ENGAGEMENT

         Agean will provide Company with general financial advisory and business consulting services in connection with the growth and development of its business. Such services will include, but not be limited to, assisting the Company with, the management of its relationships with the investment banking and broker/dealer community, including advising the Company with respect to potential mergers and/or acquisitions and other financing proposals, development, implementation and coordination of a financial management system, general marketing strategies and ongoing market access and capital demands.

2.       TERM

         The term of this Agreement shall be for three (3) years, commencing on ___________, 1998.

3.       COMPENSATION

         Company agrees to pay Agean a one-time non-refundable advisory fee equal to $105,000 which sum shall be paid at the Final Closing of the Company's Initial Public Offering.

         In addition to such advisory fee, the Company shall reimburse Agean for all of its direct and indirect out-of-pocket expenses incurred in the performance of its duties hereunder. Such reimbursable expenses shall include, but not be limited to, travel, lodging meals, entertainment, postage, photo copying and long distance telephone. Agean shall timely provide reasonable


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documentation of such reimbursable expenses which shall be paid by the Company within 15 days of transmittal.

         It is understood and agreed that Agean is an independent contractor and not an employee of the Company and will receive no other benefits, as such are and may be provided to its employees, except such advisory fee, as provided herein.

4.       CONFIDENTIALITY

         The parties acknowledge that they will have access to certain confidential and proprietary information of the other and that such information constitutes valuable, special and unique property of each. The parties further acknowledge and agree that they will not, at any time during or after the term hereof, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate the terms and conditions of this Agreement or any information of any kind concerning matters affecting or relating to the business of the other.

5.       REPRESENTATIONS AND WARRANTIES

         a. The parties acknowledge their respective authority to enter into this Agreement and represent that there are no impediments whatsoever to the performance obligations provided for hereunder.

         b. The parties represent that they are not subject to any restriction that would prohibit them from entering into this Agreement, that each is fully able to perform as provided for hereunder, and that neither is restricted in any way from entering into or performing any of its obligations hereunder.

6.       INDEMNITY

         Company hereby agrees to indemnify, defend and hold Agean, its directors, officers, principals, employees, agents and affiliates and any employees thereof, harmless from and against any and all costs, losses, claims, demands and liabilities, including reasonable attorneys' fees and costs, which arise out of or relate to any breach by the Company of any of the terms and conditions of this Agreement; any negligent or intentional wrongful act of the Company or its principals, directors, officers, employees, representatives or agents, or any other act by the Company or its principals, directors, officers, employees, representatives or agents outside the scope of this Agreement. The terms and conditions of this Section shall survive termination of this Agreement.

7.       BOARD REPRESENTATION

         In connection with the financial advisory and related services to be provided hereunder, Agean will have the right to appoint an advisor to attend all meetings of the Board of Directors


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of the Company, in a non-voting capacity.

8.       ASSIGNMENT

         This Agreement may not be assigned by Company without the prior written consent of Agean. This Agreement may be assigned by Agean, in whole or in part, in its sole and absolute discretion.

9.       MISCELLANEOUS

         a. EXCLUSIVITY Nothing herein shall prevent Agean from providing the same or similar services to any other individual or entity and nothing herein shall prevent the Company from engaging other consultants, provided however, in the event the Company wishes to engage the services of another consultant to perform the same or similar services, it may only do so with the prior written consent of Agean.

         b. COOPERATION The parties recognize that certain disputes may arise with third parties, the resolution of which may require the cooperation of the other, including, but not limited to, providing factual information and giving depositions and testimony. Accordingly, at all times during the term of this Agreement and after its termination, the parties agree to cooperate with the other to allow such party to advance its position with respect to such dispute or disputes.

         c. COMMITMENTS BINDING ONLY UPON WRITTEN CONSENT It is expressly understood and agreed that Agean shall not have the right to make any contracts or commitments for or on behalf of the Company without the prior written consent of the Company.

         d. ENTIRE AGREEMENT This Agreement represents the entire Agreement between the parties and supersedes all prior and contemporaneous agreements. This Agreement may only be amended by the mutual written consent of Company and Agean.

         e. WAIVER No waiver or modification of this Agreement shall be valid unless in writing and duly executed by the parties hereto.

         f. GOVERNING LAW/JURISDICTION This Agreement and performance hereunder shall be construed and enforced, and all lawsuits, actions or proceedings arising out of or related hereto shall be conducted in accordance with the laws and within the jurisdiction of the State of Florida.

         g. SEVERABILITY In the event any provision of this Agreement is held to be unenforceable or invalid under the laws of the United States or of the state of Florida, the parties hereto agree that such provision shall automatically be deemed modified for purposes of performance of this Agreement to the extent necessary to render it lawful and enforceable, or if such modification is not possible without materially affecting the intent of the parties hereto, that such provision shall automatically be deemed severed from this Agreement, without affecting the


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enforceability of the remainder of this Agreement.

         h. NOTICES All notices, requests, demands or other communications required or permitted hereunder shall be deemed to have been fully given, if personally delivered or mailed, certified mail return receipt requested, to the respective party at the address as provided above or to such other place as the parties may notify each other in writing, pursuant to this Section.

         i. MEDIATION/ARBITRATION If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through direct discussion, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation under the Commercial Mediation Rules of the American Arbitration Association before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating to this Agreement or a breach thereof shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. Any provisional remedy which would be available from a court of law shall be available to the parties to this Agreement from the Arbitrator pending arbitration. This Agreement shall be governed by the laws of the State of Florida, and any arbitration arising therefrom shall be venued in Palm Beach County, Florida.

         j. BINDING EFFECT This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the restriction on assignment set forth herein.

         IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date set forth above.

COMPANY                                                  ADVISOR

GAY ENTERTAINMENT TELEVISION, INC.                       THE AGEAN GROUP, INC.

By: _______________________                              By:____________________
Name:______________________                              Name:__________________
Title:_____________________                              Title:_________________




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